Exhibit 99.3

PRELIMINARY PROXY CARD

VOTE BY INTERNET -www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 17, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 17, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CHICAGO BRIDGE & IRON COMPANY N.V.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Supervisory Board of Chicago Bridge & Iron, N.V. recommends that you vote FOR each of the following proposals:		For	Against	Abstain

1	To approve the consummation by Chicago Bridge & Iron Company N.V. (“CB&I”) of the transactions contemplated by the Transaction Agreement, dated as of July 30, 2012, between CB&I, The Shaw Group Inc. (“Shaw”) and Crystal Acquisition Subsidiary Inc. (“Acquisition Sub”), a wholly owned subsidiary of CB&I, as such agreement may be amended from time to time, pursuant to which Acquisition Sub will be merged with and into Shaw and each issued and outstanding share of Shaw common stock, no par value (other than any dissenting shares, treasury shares, or shares held by Shaw, CB&I or Acquisition Sub and their respective subsidiaries) will be cancelled and extinguished and converted into the right to receive (i) $41.00 in cash and (ii) an amount of cash in Euros equal to the par value of 0.12883 shares of CB&I common stock, which cash will not actually be paid, but will instead be converted automatically into 0.12883 shares of CB&I common stock immediately after the effective time of the Transaction (the “CB&I Acquisition Proposal”).	☐	☐	☐

2.	To adjourn the Special General Meeting of the Shareholders of CB&I, if necessary, to such date, time and place as shall be specified by the CB&I Management Board, in order to enable the CB&I Supervisory and Management Boards to solicit additional proxies to approve the CB&I Acquisition Proposal.	☐	☐	☐

Signature [PLEASE SIGN ON LINE]                     Date

Signature [Joint Owners]                                          Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: You can view the joint proxy statement/prospectus of Chicago Bridge & Iron Company N.V. on the Internet at www.proxyvote.com

CHICAGO BRIDGE & IRON COMPANY N.V.

This Proxy is Solicited by the Supervisory Board of the Company

Proxy For Special Meeting of Shareholders

(This card must be presented at the meeting or received prior to 9:00 A.M. Eastern Time on December 18)

The undersigned registered holder of Shares of New York Registry (each representing one Common Share of EUR 0.01 nominal amount of Chicago Bridge & Iron Company N.V.), hereby appoints each of Richard E. Chandler, Jr., Chief Legal Officer and Secretary, and Walter G. Browning, Senior Associate General Counsel, Corporate & Securities, and each of them acting singly, as proxies of the undersigned with full power of substitution to attend and address the Special Meeting of Shareholders of Chicago Bridge & Iron Company N.V. to be held in Amsterdam, The Netherlands on December 18, 2012 and in general, to exercise all rights the undersigned could exercise in respect of such Common Shares if personally present thereat in their discretion upon all matters which may properly come before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far as practicable, to vote or cause to be voted on a poll (if a poll shall be taken) the Common Shares of Chicago Bridge & Iron Company N.V. represented by shares of New York Registry registered in the name of the undersigned on the books of the New York Transfer Agent and Registrar as of the close of business on November 20, 2012, at such Meeting in respect of the resolutions specified on the reverse side hereof. This proxy is governed by Dutch law.

Please direct your proxy how he/she is to vote by placing an “x” in the appropriate box opposite the resolutions, which have all been proposed by the Company, specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the shares will be voted FOR Proposals 1 and 2.

The Proxy Card must be signed by the person in whose name the relevant shares are registered on the books of the Transfer Agent and Registrar. In the case of a Corporation or Partnership, the Proxy Card must be executed by a duly authorized officer or attorney. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.

CHICAGO BRIDGE & IRON COMPANY N.V.

P.O. BOX 11436

NEW YORK, N.Y. 10203-0436